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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Exide Electronics Group, Inc. of our report dated January 16, 1996, except as to Note 13 which is as of February 9, 1996, relating to the combined/consolidated financial statements of Deltec Power Systems, Inc., which appears in the Current Report on Form 8-K of Exide Electronics Group, Inc. dated February 21, 1996.

          1.  Registration Statement on Form S-3 (Registration No. 33-63969)

          2.  Registration Statement on Form S-3 (Registration No. 33-64818)

          3.  Registration Statement on Form S-3 (Registration No. 33-88466)

          4.  Registration Statement on Form S-8 (Registration No. 33-35202)

          5.  Registration Statement on Form S-8 (Registration No. 33-39310)

          6.  Registration Statement on Form S-8 (Registration No. 33-39311)

          7.  Registration Statement on Form S-8 (Registration No. 33-63971)

          8.  Registration Statement on Form S-8 (Registration No. 33-63973)

          9.  Registration Statement on Form S-8 (Registration No. 33-64121)

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
February 20, 1996